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                                                                     EXHIBIT 3.5

                                     BYLAWS
                                       OF
                      PERFORMANCE ASSET MANAGEMENT COMPANY

                                    ARTICLE I
                                     OFFICES

     SECTION 1. REGISTERED OFFICE. The registered office of Performance Asset Management Company ("Corporation") shall be maintained at such locations within the State of Delaware as the Board of Directors from time to time shall designate. The Corporation shall maintain in charge of such registered office an agent upon whom process against the Corporation may be served.

     SECTION 2. OTHER OFFICES. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors from time to time may determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     SECTION 1. ANNUAL MEETINGS. Subject to the provisions of these Bylaws, the annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held on such date and at such time as shall be designated by the Board of Directors and stated in the notice of such meeting. If the election for directors shall not be held on the day designated therefor or at any adjournment thereof, the directors shall cause such election to be held at a special meeting of the shareholders as soon thereafter as may be convenient. At such special meeting, subject to the provisions of these Bylaws, the shareholders may elect the directors and transact any other business with the same force and effect as at an annual meeting duly called and held.

     SECTION 2. SPECIAL MEETINGS. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time and shall be called by the President or Secretary, upon the direction of the Board of Directors, or upon the written request of a shareholder or shareholders holding of record at least ten percent (10%) of the outstanding shares of the Corporation entitled to vote at such a meeting.

     SECTION 3. PLACE OF MEETINGS. All meetings of the shareholders shall be held at the principal place of business of the Corporation or at such other place, within or without

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the State of Delaware, as shall be designated by the Board of Directors and stated in the notice of each such meeting.

     SECTION 4. NOTICE OF MEETINGS. Except as otherwise provided by law, notice of each meeting of the shareholders, whether annual, special, or adjourned, shall be given, not less than ten (10) days nor more than sixty (60) days before the day on which such meeting is to be held, to each shareholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to such shareholder personally, by facsimile machine, or by mailing such notice in a postage prepaid envelope addressed to such shareholder at the post office address furnished by such shareholder to the Secretary for such purpose, or, if such shareholder shall not have furnished to the Secretary an address for such purpose, then at the address of such shareholder last known to the Secretary. Except when expressly required by law, no publication of any notice of a meeting of shareholders shall be required. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy. If any shareholder shall in person or by proxy waive notice, in writing, of such meeting, whether before or after such meeting, notice thereof need not be given to such shareholder. Notice of any adjourned meeting of the shareholders shall not be required to be given, except when expressly required by law.

     SECTION 5. QUORUM. At each meeting of the shareholders, the presence in person or by proxy of shareholders holding of record a majority of the outstanding shares entitled to vote at such meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the shareholders entitled to vote who are present in person or by proxy at the time and place of any meeting, or, if no shareholder entitled to vote is so present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting may adjourn such meeting from time to time, without notice other than an announcement at such meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 6. ORGANIZATION. At every meeting of the shareholders, the President, or, in his or her absence, a Vice President, or, in the absence of the President and all of the Vice Presidents, a chairman chosen by a majority in interest of the shareholders present in person or by proxy and entitled to vote thereat, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary, shall act as secretary at all meetings of the shareholders. In the absence from any such meeting of the Secretary or an Assistant Secretary, the chairman may appoint any person to act as secretary of such meeting.


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     SECTION 7. BUSINESS AND ORDER OF BUSINESS. Subject to the provisions of these Bylaws, at each meeting of the shareholders, such business may be transacted as may properly be brought before such meeting.

     SECTION 8. VOTING. At each meeting of the shareholders, each shareholder shall be entitled to one vote in person or by proxy for each share of the Corporation having voting rights registered in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of such meeting was given, or, if no notice was given, on the day next preceding the day on which such meeting is held, except when, pursuant to the provisions of Section 7 of Article VII of these Bylaws, a date shall have been fixed as a record date for the determination of the shareholders entitled to vote. Any shareholder entitled to vote may vote in person or by proxy in writing; provided, however, that no proxy shall be valid after eleven (11) months after the date of its execution, unless otherwise provided therein. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy, unless such shareholder shall file written notice of such revocation with the secretary of such meeting prior to the voting of such proxy.

     At each meeting of the shareholders, all matters other than those the manner of deciding of which is expressly regulated by statute, the Certificate of Incorporation, or these Bylaws, shall be decided by a majority of the votes cast by the holders of shares entitled to vote thereon.

     The Board of Directors, in advance of any meeting of the shareholders, or the chairman of such meeting, at such meeting, may appoint one or more inspectors of election to act at such meeting or any adjournment thereof, but no inspectors need be appointed unless expressly requested at such meeting by a shareholder entitled to vote thereat.

     SECTION 9. CONDUCT OF MEETINGS OF SHAREHOLDERS. Meetings of the shareholders shall generally follow reasonable and fair procedure. Subject to the foregoing, the conduct of any meeting and the determination of procedure and rules shall be within the absolute discretion of the chairman, and there shall be no appeal from any ruling of the chairman with respect to procedure or rules. Accordingly, in any meeting of the shareholders, or part thereof, the chairman shall have the absolute power to determine appropriate rules or to dispense with theretofore prevailing rules. Without limiting the foregoing, the following rules shall apply:

     (a) Within his or her sole discretion, the chairman of a meeting may adjourn such meeting by declaring such meeting adjourned. Upon his or her doing so, such meeting shall be immediately adjourned.

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     (b)  The chairman may ask or require that anyone who is not a bona fide shareholder or proxy leave a meeting.

     (c) A resolution or motion shall be considered for vote only if proposed by a shareholder or duly authorized proxy, and seconded by a person, who is a shareholder or a duly authorized proxy, other than the person who proposed the resolution or motion. The chairman may propose any motion for vote.

     (d) The chairman of a meeting may impose any reasonable limits with respect to participation by shareholders in a meeting, including, but not limited to, limits on the amount of time at the meeting taken up by the remarks or questions or any shareholder, limits on the numbers of questions per shareholder, and limits as to the subject matter and timing of questions and remarks by shareholders.

     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this Section 9; provided, however, that nothing in this
Section 9 shall be deemed to preclude discussion by any shareholder as to any business properly brought before any meeting.

     The chairman shall, if the facts warrant, determine, and declare at any meeting of the shareholders that business was not properly brought before such meeting in accordance with the provisions of this Section 9, and if he or she should so determine, he or she shall so declare to such meeting and any such business not properly brought before such meeting shall not be transacted.

     SECTION 10. ADVANCE NOTICE OF SHAREHOLDER PROPOSED BUSINESS AT ANY MEETING OF THE SHAREHOLDERS. To be properly brought before any annual meeting of the shareholders, business must be either (a) specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before such meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before such meeting by a shareholder. In addition to any other applicable requirements, including, but not limited to, requirements imposed by federal and state securities laws pertaining to proxies, for business to be properly brought before any meeting by a shareholder, such shareholder must have given timely notice thereof in writing to the Secretary. To be timely, shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A shareholder's notice to the Secretary shall set forth as to each

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matter such shareholder proposes to bring before any meeting of the shareholders
(i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by such shareholder, and (iv) any material interests of such shareholder in such business.

     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 10. The chairman of such annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before such meeting and in accordance with the provisions of this Section 10, and if he or she should so determine, he or she shall so declare to such meeting and any such business not properly brought before such meeting shall not be transacted.

     SECTION 11. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders under any provisions of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws may be taken without a meeting if all of the shareholders entitled to vote thereon consent in writing to such action being taken, or, subject to the provisions of Section 228 of the Delaware General Corporation Law, if the shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all of the shareholders entitled to vote thereon were present and voting shall consent in writing to such action being taken. Whenever action of the Corporation is so taken, the consents of the shareholders consenting thereto shall be filed with the minutes of proceedings of the shareholders.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The property, affairs, and business of the Corporation shall be managed by the Board of Directors.

     SECTION 2. NUMBER, QUALIFICATIONS, AND TERM OF OFFICE. (a) Subject to the provisions of Paragraph (b) of this Section 2, there shall be five (5) directors constituting the Board of Directors. The directors shall be elected annually at the annual meeting of the shareholders. Each director shall hold office until his or her successor shall have been elected and qualified, until his or her death, until he or she shall have resigned in the manner set forth in Section 13 of this Article III, or until he or she shall have been removed in the manner set forth in Section 14 of this Article III, whichever shall first occur. Any director elected to fill a vacancy in the Board of Directors shall be deemed

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elected for the unexpired portion of the term of his or her predecessor on the
Board of Directors. Each director, at the time of his or her election, shall be at least eighteen (18) years of age.

     (b) At such time as the Corporation (i) has issued and outstanding equity securities listed on the (a) New York Stock Exchange or (b) the American Stock Exchange or (ii) has issued and outstanding securities designated as qualified for trading as a national market system security on the National Association of Securities Dealers Automatic Quotation System (or any successor national market system) and has at least eight hundred (800) holders of its equity securities as of the record date of the Corporation's most recent annual meeting of shareholders the Corporation shall be a "listed corporation." Any other provision of these Bylaws notwithstanding, at such time as the Corporation becomes a listed corporation, the directors of the Corporation shall be divided into two (2) classes, designated Class I and Class II. Each class shall consist, as nearly as may be possible, of one-half of the total number of directors constituting the entire Board of Directors. At such time as the directors are divided into two (2) classes, the total number of directors constituting the entire Board of Directors shall be seven (7). The term of each class of directors shall be two (2) years. The term of the initial Class I directors shall terminate on the date of the second (2nd) annual meeting of shareholders following the annual meeting of shareholders at which those directors were elected; and the terms of the initial Class II directors shall terminate on the date of the second (2nd) annual meeting of shareholders following the annual meeting of shareholders at which those directors were elected. At each annual meeting of shareholders during a year in which the termination of the term of a class of directors occurs, successors to that class of directors shall be elected for a two (2) year term. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office only until the next election of directors by the shareholders, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

     SECTION 3. NOMINATION OF DIRECTORS. (a) Only persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors. The Board of Directors, or a duly appointed committee thereof, shall act as

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a nominating committee for selecting nominees for election as directors. Except in the case of a nominee substituted as a result of the death or incapacity of a nominee of the nominating committee, the nominating committee shall deliver written nominations to the Secretary at least ninety (90) days prior to the appropriate date of the previous meeting of shareholders called for election of directors. Provided such nominating committee makes such nominations, no nominations for directors, except those made by the nominating committee, shall be voted upon at the annual meeting unless other nominations by shareholders are made in accordance with the provisions of this section. No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this section. Ballots specifying the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting.

     (b) Nominations of persons for election to the Board of Directors of the Corporation at an annual meeting of shareholders may be made by any shareholder entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this section. Such nominations, other than those made by the Board of Directors or a nominating committee thereof, shall be made pursuant to timely notice in writing to the Secretary as set forth in this section. To be timely, a shareholder's notice shall be delivered to or received at the principal executive offices of the Corporation not less than ninety (90) days prior to the appropriate anniversary date of the previous meeting of shareholders of the Corporation called for the election of directors. Each such shareholder's notice shall set forth (1) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
(2) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, but not limited to, information required to be disclosed by Items 4, 5, 6, and 7 of Schedule 14A; (5) the consent of each nominee to serve as director of the Corporation if so elected; and (6) the class and number of shares of stock of the Corporation which are beneficially owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. At the request of the Board of Directors, any person nominated by the Board of Directors, or a nominating committee thereof, for election as a director shall furnish to the Secretary

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that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee together with the required written consents, each as described herein.

     (c) The Board of Directors may reject any nomination by a shareholder not timely made in accordance with the requirements of this section. If the Board of Directors , or a designated committee thereof, determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this section in any material aspect, the Secretary shall notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this section in any material respect, then the Board of Directors may reject such shareholder's nomination. The Secretary shall notify a shareholder in writing whether his or her nomination has been made in accordance with the time and informational requirements of this section. Notwithstanding the procedures set forth in this section, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a shareholder, the chairman of such annual meeting shall determine and declare at such annual meeting whether the nomination was made in accordance with the terms of this section. If such chairman determines a nomination was made in accordance with the terms of this section, he or she shall so declare at such annual meeting and ballots shall be provided for use at the annual meeting with respect to such nominee. If such chairman determines that a nomination was not made in accordance with this section, he or she shall so declare at the annual meeting and defective nomination shall be disregarded.

     SECTION 4. ELECTION OF DIRECTORS. (a) At each meeting of the shareholders for the election of directors, the directors shall be chosen by a plurality of the votes cast at such election by the holders of shares entitled to vote thereon. The vote for directors need not be by ballot, unless demanded by a shareholder entitled to vote thereon at such election and before the voting begins.

     (b) At such time as the Corporation becomes a listed corporation, the shareholders shall not be entitled to cumulate their votes for directors.

     SECTION 5. ANNUAL MEETINGS. The annual meeting of the Board of Directors shall be held in each year immediately after the annual meeting of shareholders, at such place as the Board of Directors from time to time may fix and, if so held, no notice of such meeting need be given.

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     SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day that is not a legal holiday. Notice of regular meetings need not be given.

     SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the President or any one (1) director. Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least five (5) days before the day on which such meeting is to be held, or shall be sent to him or her at such place by facsimile machine, telegraph, cable, telex, or the equivalent, or be delivered personally or by telephone, not later than the day preceding the day on which such meeting is to be held, except that in the event of an emergency, the President may direct that shorter notice of a special meeting be given personally or by facsimile machine, telephone, telegraph, cable, telex, or the equivalent. Neither the business to be transacted nor the purpose of any such meeting need be specified in such notice. Notice of any meeting of the Board of Directors need not be given, however, if waived in writing or by facsimile machine, telegraph, telex, cable, or the equivalent, either before or after such meeting, or, at the meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice having been given, if all the directors shall be present thereat.

     SECTION 8. PLACE OF MEETING. Meetings of the Board of Directors may be held at such place or places within or without the State of Delaware as the Board of Directors from time to time may designate.

     SECTION 9. QUORUM AND MANNER OF ACTING. A majority of the directors shall be required to constitute a quorum for the transaction of business at any meeting. The act of a majority of the directors present at any meeting while a quorum is present shall be an act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting shall be given, in the same manner as notice of special meetings is required to be given, as set forth in these Bylaws. The directors shall act only as a board and the individual directors shall have no power as such.

     SECTION 10. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior or subsequent to such action, all members of the Board of

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Directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or such committee. Such consent shall have the same effect as a unanimous vote of the Board of Directors or such committee for all purposes and may be stated as such in any certificate or other document.

     SECTION 11. ORGANIZATION. At each meeting of the Board of Directors, the President or, in his or her absence, a chairman chosen by a majority of the directors present, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary, or, in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman, shall act as secretary of such meeting.

     SECTION 12. ORDER OF BUSINESS. At all meetings of the Board of Directors business may be transacted in such order as the Chairman of the Board of Directors may determine.

     SECTION 13. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the President or to the Secretary. The resignation of any director shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make such resignation effective.

     SECTION 14. REMOVAL OF DIRECTORS. Any director may be removed at any time, either with or without cause, by the shareholders at any regular or special meeting of the shareholders and the vacancy in the Board of Directors caused thereby may be filled by the shareholders at the same meeting.

     SECTION 15. VACANCIES. In addition to a vacancy occurring by removal by the shareholders, as contemplated by Section 14 of these Bylaws, a vacancy in the Board of Directors shall occur upon the happening of any of the following events:

     (a)  a director dies or resigns:

     (b) the shareholders fail to elect the number of directors authorized to be elected at any meeting of shareholders at which any director is to be elected;

     (c) the Board of Directors by resolution have elected to increase the number of directors;

     (d) the Board of Directors declare vacant the office of any director for such cause as the Board may determine; or

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     (e)  the Corporation becomes a listed corporation (as contemplated by the provisions of Section 2(b) of Article III of these Bylaws;

     (f) a vacancy occurs for any other reason. Any vacancy occurring in the Board of Directors shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so elected shall hold office until the next annual meeting of shareholders and until his or her successor is duly elected and has qualified.

     SECTION 16. COMPENSATION. The directors shall receive no compensation for their services as directors.

     SECTION 17. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Corporation shall indemnify each director, officer, employee and agent of the Corporation, as amended by the provisions of Section 145 of the Delaware General Corporation Law, as set forth in Article VI of these Bylaws.

     SECTION 18. BOARD COMMITTEES. (a) The Board of Directors may be resolution adopted by a majority of the entire Board of Directors designate an Executive Committee of one or more directors. Each member of the Executive Committee shall holder office until the first meeting of the Board of Directors after the annual meeting of shareholders next following his or her election and until his or her successor is elected and qualified, or until his or her death, resignation or removal, or until he or she shall cease to be a director.

     (b) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the authority of the Board of Directors; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (1) approving or proposing to shareholders action required to be approved by shareholders; (2) filling vacancies on the Board of Directors or on any of its committees; (3) amending the Certificate of Incorporation; (4) adopting, amending or repealing bylaws; or (5) approving a plan of merger or share exchange not requiring shareholder approval.

     (c) The Executive Committee shall meet from time to time on call of the Chairman of the Board of Directors or of any two (2) or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places,

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within or without the State of Delaware, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedures, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alternation by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alternation.

     (d) The Executive Committee shall act by majority vote of its members; provided, however, the provisions of Section 20 of these Bylaws notwithstanding, that contracts or transactions of and by the Corporation in which officers or directors of the Corporation are interested shall require the affirmative vote of majority of the disinterested members of the Executive Committee, at a meeting of the Executive Committee at which the material facts as to the interest and as to the contract or transaction are disclosed or knownprior to the vote. the Executive Committee

     (e) Members of the Executive Committee may participate in committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

     (f) The Board of Directors, by resolution adopted in accordance with Paragraph (a) of this section, may designate one or more directors as alternate members of the Executive Committee who may act in the place and stead of any absent member or members at any meeting of said committee.

     (g) The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate one or more additional committees, each committee to consist of two (2) or more of the directors, which shall have such name or names and shall have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors. Such committees shall provide for their own rules of procedure, subject to the same restrictions thereon as provided above for the Executive Committee.

     (h) The Board of Directors shall have the power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

     SECTION 19. PROVISION CONCERNING INTERESTED TRANSACTIONS. Any contract or other transaction between the Corporation and (i) any director, or (ii) any corporation,

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unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity ("Legal Entity") (A) in which any director has a material financial interest or is a general partner, or (B) of which any director is a director, officer, or trustee (collectively, a "Conflict Transaction"), shall be valid for all purposes, if the material facts of such Conflict Transaction and such director's interest were disclosed or known to the Board of Directors, a committee with authority to act thereon, or the shareholders entitled to vote thereon, and the Board of Directors, such committee, or such shareholders authorized, approved, or ratified such Conflict Transaction. A Conflict Transaction shall be authorized, approved or ratified:

     (a) By the Board or Directors or such committee, if it receives affirmative vote of majority of the directors who have no interest in the Conflict Transaction, notwithstanding the fact that such majority may not constitute a quorum or a majority of the Board of Directors or such committee or a majority of the directors present at such meeting, and notwithstanding the presence or vote of any director who does have such an interest; provided, however, that no Conflict Transaction may be authorized, approved or ratified by a single director; or

     (b) By such shareholders, if such Conflict Transaction receives the vote of a majority of the shares entitled vote, in which vote shares owned or voted under the control of any director who, or of any Legal Entity that, has an interest in the Conflict Transaction may be counted. This section shall not be construed to require authorization, ratification or approval by the shareholders of any Conflict Transaction, or to invalidate any Conflict Transaction that would otherwise be valid under the common and statutory law applicable thereto.

     SECTION 20. TELEPHONIC MEETING. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV
                                    OFFICERS

     SECTION 1. NUMBER. The officers of the Corporation shall be a President, a Treasurer, and a Secretary, and, in the discretion of the Board of Directors, one or more Vice Presidents.

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

     SECTION 2. ELECTION, QUALIFICATIONS, AND TERMS OF OFFICE. The officers shall be elected annually by the Board of Directors. Each officer shall hold office until his or her successor shall have been elected and qualified, or until his or her earlier death, resignation, or removal in the manner provided in these Bylaws. Any person may hold more than one office.

     SECTION 3. RESIGNATIONS. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President, or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt of the notice thereof by the Board of Directors or any such officer.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

     SECTION 5. THE PRESIDENT. The President shall be the chief executive officer of the Corporation. Subject to the direction of the Board of Directors, the President shall have general charge of the business affairs and property of the Corporation and general supervision over its officers and agents. If present, the President shall preside at all meetings of shareholders and at all meetings of the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may sign, with any other officer "hereunto authorized, share certificates of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments duly authorized by the Board of Directors, except in these instances where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time, the President shall report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to their attention. The President shall also perform such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors.

     SECTION 6. THE SECRETARY. The Secretary shall (a) record all the proceedings of the meetings of the shareholders and Board of Directors in a book or books to be kept for that purpose; (b) cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute; (c) be custodian of the records and of the seal of the Corporation and cause such seal to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized; (d) see that the lists, books, reports, statements, certificates, and other documents and records required by statute are properly kept and filed; (e) have charge of the share record books of the Corporation and cause the same to be kept in such manner as to show at any time the amount of shares of the Corporation issued and outstanding, the names and addresses of the holders of record thereof, the number of shares held by each, and the date when each became such holder of record; (f) perform the duties required of him or her under Section 9 of Article II of these Bylaws; (g) sign (unless the Treasurer shall sign) certificates representing shares of the Corporation, the issuance of which shall have been duly authorized; and (h) in general, perform all duties incident to the office of Secretary and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the President.

     SECTION 7. THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall
(a) have charge of and supervision over and by responsible for the funds, securities, receipts, and disbursements of the Corporation; (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies, or with such bankers or other depositories, as shall be selected in accordance with Section 3 of Article V of these Bylaws or to be otherwise dealt with in such manner as the Board of Directors may direct; (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed; (d) render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Chief Financial Officer; (e) cause to be kept, at the principal office of the Corporation or at such other office (within or without the State of Delaware) as shall be designated by the Board of Directors, correct books of account of all its business and transactions; (f) sign (unless the Secretary shall sign) certificates representing shares of the Corporation, the issuance of which shall have been duly authorized; and (g) in general, perform all duties incident to the office of Treasurer and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the President.

     SECTION 8. THE VICE PRESIDENTS. At the request of the President, any Vice President shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may also sign, with any other officer thereunto duly authorized, share certificates of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments duly authorized by the Board of Directors, except in those instances where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. Each Vice President shall perform such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the President.

     SECTION 9. SALARIES. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

     SECTION 10. SURETY BONDS. In the event the Board of Directors shall so require, any officer or agent of the Corporation shall execute a bond to the Corporation, in such amount and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his or her duties.

                                    ARTICLE V
                         CONTRACTS AND FINANCIAL MATTERS

     SECTION 1. EXECUTION OF CONTRACTS. The President or any Vice President, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Such authorization may be general or restricted to specific instances.

     SECTION 2. CHECKS AND DRAFTS. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation as shall be thereunto so authorized from time to time by resolution of the Board of Directors.

     SECTION 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

     SECTION 4. GENERAL AND SPECIAL BANK ACCOUNTS. The Board of Directors may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositaries as the Board of Directors may designate and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as the Board of Directors may deem expedient.

     SECTION 5. LOANS. No loans or advances shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or restricted to specific instances. Any officer or agent of the Corporation thereunto so authorized may effect loans and advances for the Corporation and for such loans and advances may make, execute, and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate, or transfer, as security for the payment of any and all loans, advances, indebtedness, and liabilities of the Corporation, any and all stocks, bonds, other securities, and other personal property at any time held by the Corporation and, to that end, may endorse, assign, and deliver the same and do every act and shine necessary or proper in connection therewith.

     SECTION 6. PROXIES. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by such person or persons as shall be thereunto authorized from time to time by the Board of Directors.

                                   ARTICLE VI
                          INDEMNIFICATION AND INSURANCE

     SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit, or proceeding ("proceeding"), by reason of his or her being or having been a director, officer, employee, or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise (whether or not for profit), serving as such at the request of the Corporation or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Delaware General Corporation Law permitted prior to such amendment), from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee, or agent and shall inure to the benefit of his or her heirs, executors, administrators, and assigns; provided, however, that, except as provided in Section 2 of this Article VI, the

Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board of Directors of the Corporation. The right to indemnification specified in this
Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however; that, if the Delaware General Corporation Law so requires, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon receipt by the Corporation of an undertaking, by or on behalf of such director, officer, employee, or agent, to repay all amounts so advanced unless it shall ultimately be determined that such person is entitled to be indemnified under this article or otherwise.

     SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim made under Section 1 of this Article VI is not paid in full by the Corporation within thirty (30) days after a written request has been received by the Corporation, the claimant may, at any time thereafter, apply to a court for an award of indemnification by the Corporation for the unpaid amount of the claim and, if successful on the merits or otherwise in connection with any proceeding or in the defense of any claim, issue, or matter therein, the claimant shall also be entitled to be paid by the Corporation for any and all expenses incurred or suffered in connection with such proceeding. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses incurred in connection with any proceeding where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not satisfied the standard of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such proceeding that indemnification of the claimant is proper in the circumstances because he or she has satisfied the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, or its shareholders) that the claimant has not satisfied such applicable standard of conduct, nor the termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has not satisfied the applicable standard of conduct.

     SECTION 3. NONEXCLUSIVITY OF RIGHTS. The right to indemnification and advance of expenses provided by or granted pursuant to this Article VI shall not exclude or be exclusive of any other rights to which any person may be entitled under the Certificate of Incorporation of the Corporation, these Bylaws, any agreement, vote of shareholders, or otherwise; provided, however, that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person has not satisfied the applicable standard of conduct required to be satisfied under the Delaware General Corporation Law.

     SECTION 4. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any director, officer, employee, or agent of the Corporation, or of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any expenses incurred in any proceeding and against any liabilities asserted against him or her by reason of such person's being or having been such a director, officer, employee, or agent, whether or not the Corporation would have the power to indemnify such person against such expenses and liabilities under the provisions of this Article VI or otherwise.

                                   ARTICLE VII
                            SHARES AND THEIR TRANSFER

     SECTION 1. SHARE CERTIFICATES. Every holder of shares of the Corporation shall be entitled to have a certificate, signed by the President or a Vice president and either the Treasurer or the Secretary, certifying the number of shares owned by him or her in the Corporation. In case any officer of the Corporation who has signed any such certificate shall cease to be such officer, for whatever cause, before the certificate shall have been delivered by the Corporation, the certificate shall be deemed to have been adopted by the Corporation, unless the Board of Directors shall otherwise determine prior to the issuance and delivery thereof, and may be issued and delivered as though the person who signed it had not ceased to be such officer of the Corporation. Certificates representing shares of the Corporation shall be in such form as shall be approved by the Board of Directors. There shall be entered upon the share record books of the Corporation, at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number of shares, and the date of issuance thereof. Every certificate exchanged or returned to the Corporation shall be marked "cancelled" with the date of cancellation.

     SECTION 2. SHARE RECORD BOOKS. The share record books and the blank share certificate books shall be kept by the Secretary, or by any officer or agent designated by the Board of Directors.

     SECTION 3. ADDRESSES OF SHAREHOLDERS. Each shareholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served, delivered, or mailed to such shareholder and, if any shareholder shall fail to designate such address, all corporate notices (whether served or delivered by the Secretary, another shareholder, or any other person) may be served upon such shareholder by mail directed to him or her at his or her last known post office address.

     SECTION 4. TRANSFERS OF SHARES. Transfers of shares of the Corporation shall be made on the books of the Corporation by the holder or record thereof or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary and on surrender of the certificate or certificates representing such shares. The Corporation shall be entitled to treat the holder of record of any shares as the absolute owner thereof for all purposes and, accordingly, shall not be obligated to recognize any legal, equitable, or other claim to or interest in such shares on the part of any other person, whether or not it or they shall have express of other notice thereof, except as otherwise expressly provided by statute; provided, however, that whenever any transfer of shares shall be made for collateral or security and not absolutely and written notice thereof shall be given to the Secretary, such fact shall be expressed in the entry of the transfer. Notwithstanding anything to the contrary contained in these Bylaws, the Corporation shall not be required or permitted to make any transfer of shares of the Corporation which, if made, would violate the provisions of any agreement restricting the transfer of shares of the Corporation to which the Corporation shall be a party; provided, however, that the restriction upon the transfer of the shares represented by any share certificate shall be set forth or referred to upon the certificate.

     SECTION 5. REGULATIONS. Subject to the provisions of this Article VII, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of certificates for shares of the Corporation.

     SECTION 6. LOST, DESTROYED, AND MUTILATED CERTIFICATES. The holder of any shares shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor and the Board of Directors, in its discretion, may cause to be issued to him or her a new certificate or certificates upon surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction. The Board of Directors, in its discretion, may require the owner of the lost or destroyed certificate or his or her legal representative to give the Corporation a bond, in such amount (not exceeding twice the value of such shares) and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

     SECTION 7. FIXING OF RECORD DATES. The Board of Directors shall have the power to fix in advance a date, not more than sixty (60) nor less than ten (10) days, preceding the date of any meeting of shareholders, the date for the payment of any dividend or allotment of any right, the date when any change, conversion, or exchange of shares shall go into effect, or for the purpose of any other action, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, entitled to receive payment of any such dividend or allotment of any right, entitled to exercise the rights in respect to any such change, conversion, or exchange of shares, or entitled to participate in or be entitled to the benefit of any such other action. Whenever a record date has been so fixed, only shareholders of record on such date shall be entitled to notice of and to vote at such meeting, to receive payment of any such dividend or allotment of any right, to exercise such rights in respect to any such change, conversion, or exchange of shares, or to participate in or be entitled to the benefit of any such other action.

                                  ARTICLE VIII
                              DIVIDENDS AND SURPLUS

     Subject to any restrictions imposed by statute, the Board of Directors from time to time, in its discretion, may fix and vary the amount of the working capital of the Corporation and determine what, if any, dividends shall be declared and paid to the shareholders out of the surplus of the Corporation. The Board of Directors, in its discretion, may use and apply any surplus in purchasing or acquiring any of the shares of the Corporation in accordance with law or any of its bonds, debentures, or other obligations, or from time to time may set aside from such surplus such amount or amounts as it, in its absolute discretion, may deem proper as a reserve fund to meet contingencies or for equalizing dividends, for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purposes it may deem consistent with the best interest of the Corporation. All such surplus, until actually declared in dividends or used and applied as aforesaid, shall be deemed to be so set aside by the Board of Directors for one or more of said purposes.

                                   ARTICLE IX
                                CORPORATION SEAL

     The Corporation shall have a corporate seal which shall be in circular form, shall bear the name of the Corporation and the words and figures denoting its organization under the laws of the State of and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

                                    ARTICLE X
                                   FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

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

                                   ARTICLE XI
                                   ACCOUNTANTS

     The Board of Directors of the Corporation from time to time shall designate the independent accountants of the Corporation.

                                   ARTICLE XII
                                   AMENDMENTS

     All Bylaws of the Corporation shall be subject to amendment, alteration, or repeal, and new Bylaws not inconsistent with any provision of the Certificate of Incorporation of the Corporation or any provision of law may be made, by the shareholders or by the Board of Directors, except as otherwise expressly required by statute. Any Bylaw adopted, amended, or repealed by the shareholders may be amended or repealed by the Board of Directors, unless the resolution of the shareholders adopting such Bylaw expressly reserves the right to amend or repeal it only to the shareholders.

                                  ARTICLE XIII
                                FORCE AND EFFECT

     These Bylaws are subject to the provisions of the Delaware General Corporation Law and the Certificate of Incorporation, as the same may be amended from time to time. If any provision in these Bylaws is inconsistent with an express provision of either of the Delaware General Corporation Law or the Certificate of Incorporation, the provision of the Delaware General Corporation Law or the Certificate of Incorporation, as the case may be, shall govern, prevail and control the extent of such inconsistency.

                                       22